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                                                                  Exhibit 8.1

                            GOODWIN, PROCTER & HOAR LLP
                                COUNSELLORS AT LAW
                                  EXCHANGE PLACE
                          BOSTON, MASSACHUSETTS 02109-2881

                                                      TELEPHONE (617) 570-1000
                                                     TELECOPIER (617) 523-1231


                                   April 9, 1999


Gables Residential Trust
2859 Paces Ferry Road
Overlook III, Suite 1450
Atlanta, Georgia 30339

     Re:  Certain Federal Income Tax Matters
          ----------------------------------

Ladies and Gentlemen:

     This opinion is delivered to you in our capacity as counsel to Gables Residential Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration by the Company of the Company's preferred shares of beneficial interest, $.01 par value per share ("Preferred Shares"), common shares of beneficial interest, $.01 par value per share ("Common Shares"), and warrants or other rights to purchase Preferred Shares or Common Shares with an aggregate public offering price of up to $500,000,000 and unsecured, nonconvertible investment grade debt securities of Gables Realty Limited Partnership with an aggregate public offering price of up to $300,000,000 pursuant to a registration statement, file number 333-68359, as amended, filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement").

     In rendering the following opinion, we have examined the Amended and Restated Declaration of Trust and Second Amended and Restated Bylaws of the Company, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

     We have reviewed the Registration Statement and the descriptions set forth therein of the Company and its investments and activities. We have relied upon the factual representations of the Company and its affiliates and certain officers thereof (including, without limitation, factual representations contained in representation letter dated as of this date) regarding the manner in which the Company has been and will continue to be owned and operated. We have neither independently investigated nor verified such representations, and we assume that such representations are true, correct and complete and that all representations made "to the best of the knowledge and belief" of any person(s) or party(ies) or with similar


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                             GOODWIN, PROCTER & HOAR LLP

Gables Residential Trust
April 9, 1999
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qualification are and will be true, correct and complete as if made without such qualification. We assume that the Company has been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents and that the descriptions of the Company and its investments and the proposed investments, activities, operations and governance of the Company set forth in the Registration Statement and all prior registration statements filed with the Securities and Exchange Commission continue to be true. In addition, we have relied on certain additional facts and assumptions described below. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

     In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We also have assumed, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinion set forth herein, from such earlier date through and including the date of this letter.

     The discussion and conclusions set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future.

     Based upon and subject to the foregoing and the assumptions, qualifications and factual matters set forth in the Registration Statement, and provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code necessary for a corporation to qualify as a REIT, we:

     1. Are of the opinion that commencing with the Company's first taxable year ended December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and the Company's method of operation, as described in the representations referred to above, will


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                               GOODWIN, PROCTER & HOAR LLP

Gables Residential Trust
April 9, 1999
Page 3



         enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

     2. Hereby confirm the opinions of Goodwin, Procter & Hoar LLP set forth in the prospectus contained in the Registration Statement under the heading "Federal Income Tax Considerations and Consequences of Your Investment."

     We express no opinion with respect to the transactions described in the Registration Statement other than that expressly set forth herein. You should recognize that our opinion is not binding on the Internal Revenue Service ("IRS") and that the IRS may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there can be no assurance that this will be the case. Except as specifically discussed above, the opinion expressed herein is based upon the law as it currently exists. Consequently, future changes in the law may cause the federal income tax treatment of the transactions described herein to be materially and adversely different from that described above.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Federal Income Tax Considerations and Consequences of Your Investment" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,




                                        GOODWIN, PROCTER & HOAR LLP